Exhibit 10.14
10.14 Corn Kernels Purchase Agreement with Shanghai Yihai Commerce &
Trade Co., Ltd.
Party A: Shanghai Yihai Commerce & Trade Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on May 11, 2011, Party B will buy corn kernels of 20077 tons from Party A.

•	The aggregate price is RMB 44,169,400.

•	The term of the Agreement is from May 11, 2011 to May 12, 2011.
•	Headlines of the articles omitted
•	Delivery Date

•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous